ASSIGNMENT

THIS ASSIGNMENT, dated effective August 31, 2000, by and between Aetrium-EJ Inc., a Minnesota corporation ("SELLER") and Daniel Gamelin and Mark Woodman (together, the "PARTNERS"), is with respect to that certain Bill of Sale, Assignment and Assumption and License Agreement dated March 31, 2000 by and between Seller and ThetaDelta Technologies, Inc., a Massachusetts corporation ("Buyer"), as successor in interest to the Partners (the "AGREEMENT").

In consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. ASSIGNMENT. Seller hereby assigns to the Partners all of its right, title and interest in and to all royalties that may accrue under the Agreement, subject to and except as provided in the remaining provisions of this Assignment. Seller reserves from this assignment and will continue to be entitled to all right, title and interest in and to all royalties that may accrue under the Lasertron order described on Exhibit A (including as it may be amended or superseded up to the quantities stated therein). The Partners will have all rights and remedies provided under law or contract with respect to enforcement of payment obligations for royalties assigned hereunder, provided and except that the Partners will have no right to amend or terminate, or have declared amended, terminated or otherwise no longer effective, the Agreement or any of its provisions other than the payment obligation provisions for royalties assigned hereunder. This Assignment does not include any assignment of Buyer's continuing payment obligations under Section 2(d) of the Agreement.

2. ONE-TIME PAYMENT. Concurrently with execution of this Assignment, the Partners are paying to Seller Three Hundred Sixty-Seven Thousand Four Hundred Nine Dollars ($367,409) as a one-time payment in full consideration of the assignments of rights hereunder.

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of the date first above written.

AETRIUM-EJ INC.                                     /s/ Daniel Gamelin
                                                    ------------------
                                                    Daniel Gamelin


By:/s/ Joseph C. Levesque                           /s/ Mark Woodman
   ----------------------                           ----------------
Its Chief Executive Officer                         Mark Woodman



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